Exhibit 23.1

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897, 33-27898, 33-51823, 333-70081, 333-76248 and 333-111853 of Russ Berrie and Company, Inc. on Form S-8 of our report on LaJobi Industries, Inc.’s financial statements for the years ended December 31, 2007, 2006, and 2005, dated January 13, 2009, appearing in this Form 8-K/A dated January 14, 2009.

/s/ Wilkin & Guttenplan, P.C.
WILKIN & GUTTENPLAN, P.C.
Certified Public Accountants
East Brunswick, New Jersey
January 13, 2009